UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2026

ARTELO BIOSCIENCES, INC.
(Exact name of Company as specified in its charter)

Nevada	001-38951	33-1220924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Lomas Santa Fe, Suite 160 Solana Beach, CA USA	92075
(Address of principal executive offices)	(Zip Code)

(858) 925-7049
(Company’s telephone number, including area code)

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARTL	The NASDAQ Stock Market LLC

Indicate by check mark whether the Company is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On May 11, 2026, Artelo Biosciences, Inc. (the “Company”) provided notice to R.F. Lafferty & Co., Inc. (“R.F. Lafferty”) of its election to terminate that certain At-The-Market Offering Agreement, dated July 18, 2025, by and between the Company and R.F. Lafferty (the “Sales Agreement”), which termination will be effective on May 18, 2026, in accordance with the terms of the Sales Agreement. Pursuant to the Sales Agreement, the Company was entitled to offer and sell, from time to time through R.F. Lafferty, shares of its common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $6,500,000 in an at-the-market equity offering program. Through May 11, 2026, the Company had sold an aggregate of 50,858 shares of Common Stock pursuant to the Sales Agreement, resulting in gross proceeds of $451,526.95.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2026	ARTELO BIOSCIENCES, INC.

/s/ Gregory D. Gorgas
	Name:	Gregory D. Gorgas
	Title:	Chief Executive Officer and President

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